Exhibit 4.5

FIFTH SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP., as Issuer

the GUARANTORS party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated as of December 22, 2010

Supplemental to Indenture

Dated as of April 10, 2002

Amending Certain Provisions of the

9 1/4% Senior Subordinated Notes due 2012

This Fifth Supplemental Indenture, dated as of December 22, 2010 (this “Fifth Supplemental Indenture”), is entered into among Standard Pacific Corp., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association and Bank One Trust Company, N.A.), as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below).

WITNESSETH:

WHEREAS, this Fifth Supplemental Indenture supplements and amends the indenture dated as of April 10, 2002 (the “Original Indenture”), by and between the Company and Bank One Trust Company, N.A., as Trustee (the “Original Trustee”), which was previously supplemented by the First Supplemental Indenture dated as of April 10, 2002 (the “First Supplemental Indenture”) by and between the Company and the Original Trustee which established the terms of the Company’s outstanding 9 1/4% Senior Subordinated Notes due 2012 (the “Notes”), the Second Supplemental Indenture dated as of February 22, 2006 (the “Second Supplemental Indenture”) by and among the Company, the Original Trustee and the guarantors party thereto which provided for the guarantee of the Notes, the Third Supplemental Indenture dated as of September 24, 2007 by and among the Company, the guarantors party thereto and the Trustee and the Fourth Supplemental Indenture, dated as of June 26, 2008 (the “Fourth Supplemental Indenture”; the Original Indenture as amended and supplemented by the First Supplemental Indenture and the Fourth Supplemental Indenture is referred to herein as the “Indenture”), by and among the Company, the guarantors party thereto and the Trustee, which amended certain terms of the Notes;

WHEREAS, the Company has commenced a tender offer (the “Tender Offer”) to holders of the Notes, as well as certain other outstanding series of the Company’s notes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 23, 2010, as amended and supplemented from time to time;

WHEREAS, in connection with the Tender Offer, the Company has solicited from the holders of the Notes consents (the “Consent Solicitation”) to the adoption of certain proposed amendments set forth in Section 1.01 hereof (the “Proposed Amendments”) to the First Supplemental Indenture and Second Supplemental Indenture;

WHEREAS, under the terms of the Original Indenture, certain terms of the First Supplemental Indenture, Second Supplemental Indenture and the Notes, including the Proposed Amendments, may be amended with the consent of holders of a majority of principal amount of the Notes (the “Requisite Consents”);

WHEREAS, the Company has obtained the Requisite Consents to the Proposed Amendments pursuant to the Consent Solicitation;

WHEREAS, the Company and the Guarantors desire to supplement and amend the Indenture to effect the Proposed Amendments; and

WHEREAS, the Company and the Guarantors hereby certify that all covenants and conditions precedent, if any, provided for in the Indenture relating to the execution, delivery and performance of this Fifth Supplemental Indenture have been complied with, and all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE 1.

AMENDMENTS TO INDENTURE

Section 1.01 Amendments. Subject to Section 2.01, the terms of the First Supplemental Indenture and Second Supplemental Indenture are hereby amended, supplemented, modified or deleted as follows.

(a)	The following sections of the First Supplemental Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

•	Section 4.03. Change of Control;

•	Section 6.02. Limitation on Additional Indebtedness;

•	Section 6.03. Limitation on Liens;

•	Section 6.04. Limitation on Restricted Payments;

•	Section 6.05. Limitation on Asset Sales;

•	Section 6.06. Transactions with Affiliates;

•	Section 6.07. Limitation on Payment Restrictions Affecting Restricted Subsidiaries;

•	Section 6.08. Restricted and Unrestricted Subsidiaries; and

•	Section 6.11. Future Subsidiary Guarantees.

(b)	Section 6.09 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

Section 6.09. Mergers and Sales of Assets by the Company

The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another person unless such person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes.

(c)	Section 7.01 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

Section 7.01. Additional Events of Default

The Events of Default with respect to the Notes shall be the Events of Default as set forth in Section 6.01 of the Original Indenture.

(d)	Clause (i) of Section 2.03 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

(i) the sale or disposition of a Guarantor (or all or substantially all its assets or its Capital Stock) to an entity that is not, after giving effect to such transaction, a Subsidiary (other than a Subsidiary that has been designated as an Unrestricted Subsidiary under all other indentures to which the Company is then a party that include provisions for designating Subsidiaries as Unrestricted Subsidiaries),

(e)	Clause (iii) of Section 2.03 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

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(iii) the designation of any Guarantor as an Unrestricted Subsidiary under all other indentures to which the Company is then a party that include provisions for designating Subsidiaries as Unrestricted Subsidiaries,

(f)	Any definition in the First Supplemental Indenture, Second Supplemental Indenture and Notes shall be deemed deleted if references to such definitions are eliminated as a result of the amendments described herein; cross-references in the First Supplemental Indenture, Second Supplemental Indenture and Notes to provisions in the First Supplemental Indenture, Second Supplemental Indenture or Notes that have been deleted as a result of the amendments described herein are hereby deleted; and any other changes to the First Supplemental Indenture, Second Supplemental Indenture and Notes of a technical or conforming nature shall hereby be deemed made to the extent necessary to reflect the deletion of the provisions described herein.

Section 1.02 Release of Obligations Under Certain Covenants. Subject to Section 2.01, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation deleted pursuant to the Sections listed in Section 1.01 hereof, whether directly or indirectly, by reason of any reference in the First Supplemental Indenture, Second Supplemental Indenture or other documents to any such Section or by reason of any reference in any such Section to any other provision in the First Supplemental Indenture, Second Supplemental Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Original Indenture, Article 7 of the First Supplemental Indenture or Section 2.13 of the Second Supplemental Indenture.

ARTICLE 2.

MISCELLANEOUS PROVISIONS

Section 2.01 Effective Date of this Fifth Supplemental Indenture. This Fifth Supplemental Indenture shall be effective as of the date first written above. The provisions of Article 1 of this Fifth Supplemental Indenture will become effective upon (and only upon) acceptance for purchase by the Company of all validly tendered Notes in the Tender Offers and receipt of consents from at least a majority in principal amount of the Notes.

Section 2.02 Governing Law. The laws of the State of New York shall govern this Fifth Supplemental Indenture and the Notes.

Section 2.03 No Adverse Interpretation of Other Agreements. This Fifth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fifth Supplemental Indenture.

Section 2.04 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Fifth Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Section 2.05 Successors and Assigns. All covenants and agreements of the Company in this Fifth Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors and assigns.

Section 2.06 Duplicate Originals. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07 Severability. In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Notes (as amended hereby) shall for any reason be held to be invalid,

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illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture or the Notes.

Section 2.08 Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

c/o Standard Pacific Corp.

26 Technology Dr.

Irvine, California 92618

Attn: Secretary

Section 2.09 Amendment and Modification. This Fifth Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

Section 2.10 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the Notes or for or in respect of the recitals contained herein or therein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Supplemental Indenture by their officers thereunto as of this 22nd day of December, 2010.

STANDARD PACIFIC CORP.

	By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

BARRINGTON ESTATES, LLC
	By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LAGOON VALLEY RESIDENTIAL, LLC
	By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC
	By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

[Signature Page to Fifth Supplemental Indenture]

CH CONSTRUCTION, INC.

CH FLORIDA, INC.

HILLTOP RESIDENTIAL, LTD.
BY:	RESIDENTIAL ACQUISITION GP, LLC, ITS GENERAL PARTNER

HSP ARIZONA, INC.

HWB CONSTRUCTION, INC.

HWB INVESTMENTS, INC.

RESIDENTIAL ACQUISITION GP, LLC

SP COLONY INVESTMENTS, INC.

SP COPPENBARGER INVESTMENTS, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA
BY:	STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.,
ITS GENERAL PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.

[Signature Page to Fifth Supplemental Indenture]

STANDARD PACIFIC OF JACKSONVILLE GP, INC.

STANDARD PACIFIC OF JACKSONVILLE
BY:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTH FLORIDA
BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA
BY:	STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.,
ITS GENERAL PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TAMPA
BY:	STANDARD PACIFIC OF TAMPA
GP, INC., ITS GENERAL PARTNER
STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

[Signature Page to Fifth Supplemental Indenture]

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

[Signature Page to Fifth Supplemental Indenture]

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ John P. Moroney
Name: John P. Moroney
Title: Chief Executive Officer & President

[Signature Page to Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as trustee

By:	/s/ Sharon McGrath
Name: Sharon McGrath
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]